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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made as of the 30th day of July, 1998 (the "Effective Date"), by and between TANEYTOWN BANK & TRUST COMPANY, a Maryland banking corporation (hereinafter referred to as the "Employer") and MICHAEL K. WALSCH (hereinafter referred to as "Employee").

                                   WITNESSETH

         WHEREAS, the Board of Directors of the Employer (the "Board of Directors") has determined that it is to the advantage and interest of the Employer to continue to avail itself of Employee's services in connection with the business of the Employer; and

         WHEREAS, the Board of Directors has determined that it is to the advantage and interest of the Employer to assure that the Employer will have the continued dedication of Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Employer. The Board of Directors believes it is imperative to diminish the inevitable distraction of Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage Employee's full attention and dedication to the Employer currently and in the event of any threatened or pending Change of Control, and to provide Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of Employee will be satisfied and are competitive with those of other employers; and

         WHEREAS, Employee desires to continue employment with the

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Employer upon the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties do hereby covenant and agree as follows:

         1.       AGREEMENT.

                  This Agreement constitutes the entire understanding of the parties relating to the transactions outlined herein and conclusively supersedes all prior writings and understandings, whether oral or written, with respect hereto; provided, however, that notwithstanding the foregoing, this Agreement does not supersede that certain Supplemental Retirement Plan Agreement dated November 17, 1994 by and between the Employer and Employee (the "Supplemental Retirement Plan Agreement"), which shall continue in full force and effect in accordance with its terms.

         2.       DEFINITIONS.

                  Unless otherwise expressly stated herein, the following words or phrases shall be defined as set forth below:

                  A. CHANGE DATE. The "Change Date" shall mean the first date on which a Change of Control (as defined in Section 2.B.) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if Employee's employment with the Employer is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably


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calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Change Date" shall mean the date immediately prior to the date of such termination of employment.

                  B. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

                           (1) The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Employer (for purpose of this Section 2.B., the term Employer shall mean Monocacy Bancshares, Inc.) (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this section (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Employer,
(ii) any acquisition by the Employer, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any Person controlled by the Employer or (iv) any acquisition by any Person pursuant


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to a transaction which complies with clauses (i), (ii) and (iii) of section (2)
of this Section 2.B.; or

                           (2) Consummation by the Employer of a reorganization,
merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer or the acquisition of assets of another Person (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including, without limitation, a Person which as a result of such transaction owns the Employer or all or substantially all the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Employer or such Person resulting from such Business


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Combination) beneficially owns, directly or indirectly, twenty-five percent
(25%) or more of, respectively, the then outstanding shares of common stock of the Person resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such Person except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Person resulting from such Business Combination were members of the Board of Directors of Monocacy Bancshares at the earlier of the time of execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                           (3) Approval by the shareholders of the Employer of a
complete liquidation or dissolution of the Employer.

                  C. DISABILITY. For purposes of this Agreement, "Disability" shall be defined as Employee's inability to perform the substantial duties he is required to perform as provided in Section 3 of this Agreement by reason of illness or incapacity for a continuous period of thirty (30) days, as determined by the Board of Directors in its reasonable discretion; provided that Employee shall be considered disabled for purposes hereof as of the onset of the illness or incapacity if he is reasonably anticipated, as of such date of onset, to be unable, by reason of such illness or incapacity, to perform full-time services for a period in excess of thirty (30) consecutive days.


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                  D. GOOD CAUSE. "Good Cause" shall be deemed to exist upon
written notice from the Board of Directors to Employee of the occurrence of any of the following, as determined in the reasonable discretion of the Board of
Directors:

                           (1) Employee's negligence or willful misconduct which
is clearly injurious to the Employer's business affairs;

                           (2) Employee's breach of any material provision of
this Agreement or any other agreement to which he and the Employer are parties;

                           (3) Employee's conviction of or guilty plea to a
criminal act, potentially punishable by imprisonment of one (1) year or more;

                           (4) Employee's failure to satisfactorily perform the
duties as provided in Section 3 hereof;

                           (5) Employee's failure to follow policies, rules and
procedures established from time to time by the Board of Directors which materially impact Employer's operations and which policies, rules and procedures are otherwise not in conflict with the job description as provided in Section 3 hereof;

                           (6) Employee's suspension or other formal
disciplinary action presented in writing to the Board by any duly constituted governmental or other authority regulating the banking industry; or

                           (7) Employee's acts or omissions which are in
violation of or cause the Employer not to be in compliance with


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any law, rule, regulation or other requirement of any duly constituted governmental or other authority regulating the banking industry.

         Notwithstanding anything herein to the contrary, in the event of Employee's negligence as provided in Section 2.D(1) and for purposes of Sections 2.D(2), (4) and (5), Good Cause shall be deemed to exist only upon thirty (30) days prior written notice from the Employer of the occurrence of such events and Employee's failure to cure the same to the satisfaction of the Board of Directors within the thirty (30) day period subsequent to the said notice. Notwithstanding the foregoing, no such prior notice shall be required to be given where to do so would be impractical, such as where the action giving rise to Good Cause is not reasonably capable of being cured.

                  E. GOOD REASON. In the event of a Change of Control, "Good Reason" shall mean:

                           (1) The assignment to Employee of any duties
substantially inconsistent in any respect with Employee's duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Employer which results in a diminution in Employee's duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by Employee; or

                           (2) Any failure by the Employer to comply with


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any of the provisions of Section 5 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by Employee; or

                           (3) The Employer's requiring Employee to be based at
any office or location outside a forty (40) mile radius from Employee's current residence as set forth in Section 17, below, or the Employer's requiring Employee to travel on Employer business outside of the foregoing radius to a substantially greater extent than required immediately prior to the Change Date; or

                           (4) Any failure by the Employer to comply with and
satisfy the second paragraph of Section 22 of this Agreement. Anything in this Agreement to the contrary notwithstanding, a termination by Employee for any reason during the thirty (30) day period immediately following the first anniversary of the Change Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

         3.       EMPLOYMENT AND DUTIES.

                  The Employer hereby employs Employee and Employee hereby accepts continued employment upon the terms and conditions hereinafter set forth. Employee agrees to devote his best efforts and full business time to rendering services as Executive Vice-President/Chief Operating Officer of the Employer or in such other positions as he may hold with the Employer. Employee shall perform those duties assigned by the Employer that are customarily


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associated with the foregoing positions. Employer may change the duties and responsibilities of the position from time to time provided that such changed duties and responsibilities, when taken together with the other duties and responsibilities then required of the Employee, do not constitute a DE FACTO demotion. Employee agrees that he will not engage in any other gainful occupation during the term of this Agreement without the prior written consent of the Employer. Nothing contained herein shall be construed, however, to prevent Employee from trading, for his own account and benefit, in stocks, bonds, securities, real estate, commodities or other forms of investments. Employee shall perform assigned work in a competent, professional and timely manner. Employee, in the discharge of his responsibilities, will at all times act in good faith and use his best efforts to comply with applicable provisions of federal and Maryland law and regulations. In addition, Employee agrees to comply with the Employer's policies, rules and regulations, as determined from time to time by the Board of Directors.

         4.       TERM.

                  (a) The initial term ("Initial Term") of this Agreement shall begin on the Effective Date hereof and shall continue until terminated as provided herein (including as set forth in Section 10 hereof).

                  (b) Notwithstanding anything to the contrary contained herein, in the event of a Change of Control, the then current term


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of this Agreement shall be deemed to have begun on the "Change Date" and shall continue for a period of three (3) years thereafter (the "Change Term"). The Initial Term and the Change Term (if applicable) shall be referred to collectively as the "Term."

         5.       COMPENSATION.

                  In consideration of and for the services rendered by Employee under this Agreement, the Employer shall pay Employee a base salary of One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) per annum; provided, however, that the Employer may, but shall not be required to, increase the base salary of Employee otherwise payable hereunder from time to time, and any such increased compensation shall become Employee's base salary for the purposes of this Agreement ("Base Salary"). For purposes of this Agreement (i) "Total Cash Compensation" shall mean the highest annual Base Salary, plus cash bonuses, as reported on Form W-2 by Employer for the three (3) years prior to termination, plus an amount equal to any supplemental retirement plan contribution made by Employer on behalf of Employee for the prior calendar year, and (ii) "Total Compensation" shall mean Total Cash Compensation plus the Employer's normal annual contribution of premiums to Employee's split-dollar life insurance program then in effect.

         6.   FRINGE BENEFITS.

                  During the Term of this Agreement, Employee shall be entitled to all fringe benefits offered generally to the


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Employer's executive employees, as determined by the Board of Directors from time to time, subject to the rules and regulations in effect regarding participation in such benefit plans.

         7.       BUSINESS EXPENSES.

                  Employee is authorized to incur reasonable expenses in connection with the business of the Employer, including dues and subscriptions for professional organizations and periodicals, travel and entertainment expenses. Any such expenses shall be subject to any requirements or limitations imposed by the Board of Directors from time to time. To the extent practicable, fees for professional seminars and post-graduate courses, expenses incurred in attending professional meetings and conventions as necessary in order to be fully and currently informed as to new developments in the field of banking and other similar items shall be approved in advance by the Chairman of the Board of Directors or the Chairman of the Executive Committee of the Employer.

                  The Employer will reimburse Employee for the expenses incurred pursuant to this Section 7, unless such expenses have been paid directly by the Employer, upon presentation by Employee of an itemized account of such expenditures in a manner prescribed and authorized by the Employer.

         8.       VACATION.

                  Employee shall be entitled to twenty (20) working days (or such greater amount as may be provided pursuant to the Employer's policy) per calendar year paid vacation, to be taken at


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such times as determined by Employee and approved by the Board of Directors;
provided that if Employee fails to fully take such vacation in any calendar year, any unused vacation time may only be carried forward from year to year with the prior written approval of the Employer's Chairman of the Board or Chairman of the Executive Committee. Upon termination of Employee's employment, Employee shall be paid for any accrued but unused vacation time, except in the event that Employee terminates his employment with Employer or fails to renew this Agreement or Employer terminates the employment of Employee due to circumstances or for reasons constituting Good Cause, as determined by the Board of Directors in its reasonable discretion. Attendance at seminars approved in advance by the Board of Directors shall not be chargeable against the vacation time provided for hereinabove.

         9.       DEATH AND DISABILITY.

                  (a) If Employee is unable to perform his services by reason of Disability, as defined in Section 2.C. hereof, he shall be entitled to receive salary continuation payments (but only for so long as he shall remain so disabled) as follows:

                           (1) During the first six (6) months of Disability,
Employee shall receive (i) an amount equal to One Hundred Percent (100%) of the Base Salary to which he would have otherwise been entitled as hereinabove provided in Section 5, reduced by any insurance benefits received by Employee from


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disability insurance purchased by the Employer, and (ii) the fringe benefits to which he would have otherwise been entitled as hereinabove provided in Section
6.

                           (2) After six (6) months of Disability, Employee
shall no longer receive any compensation from the Employer.

                           If Employee is unable to perform the services
required hereunder by reason of Disability for a period exceeding six (6) continuous months, this Agreement may be terminated at the end of such six (6) month period in the sole and absolute discretion of the Board of Directors without further liability on the part of either of the parties hereto; provided, however, that for purposes of this Section 9, the restrictions set forth in
Section 11 hereinbelow shall remain in full force and effect.

                  (b) Upon the death of Employer, if it occurs during Employee's Disability, the Employer shall pay the amounts set forth in section (a)(1)(i), above, allocated to the date of death.

                  (c) Upon the death of Employee, if it does not occur during Employee's Disability, the Employer shall pay Employee's Base Salary otherwise payable hereunder and accrued vacation, allocated to the date of death.

                  (d) In the case of Employee's death, the payments to be made pursuant to section (b) or (c), above, as applicable, shall be made to the person named by Employee in a written notice to the Employer, or, if none, to Employee's spouse, if any, or if not, then to Employee's estate. In the event of Employee's death,


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no payments shall be made pursuant to Section 13, below, unless Employee, at the time of his death, was receiving Change of Control Payments (hereinafter defined).

         10.      TERMINATION.

                  (a) Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated by the Employer (acting through its Board of Directors) effective immediately for Good Cause, as defined herein.

                  (b) Upon the termination of this Agreement for Good Cause or otherwise, Employee shall return all records, files, documents and other tangible or written materials of the Employer and shall have no further involvement in or access to the Employer's customer files, records or affairs. He shall thereafter have no further professional duties to perform for the Employer or any of its customers. Employee shall thereupon immediately remove himself and his personal effects from the Employer's premises.

                  (c) Notwithstanding anything to the contrary contained herein, Employee may elect to terminate his employment hereunder (1) during the Change Term (if applicable) for Good Reason upon not less than thirty (30) days prior written notice to the Employer, or (2) for any reason whatsoever as of the anniversary of the Effective Date during the Change Term upon written notice to the Employer not less than one hundred twenty (120) days prior to such anniversary.


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                  (d) Notwithstanding anything to the contrary contained herein, the Employer may elect to terminate the employment of Employee hereunder during the Change Term, for any reason, upon not less than thirty (30) days prior written notice to Employee; provided however, that in the event of such termination, Employee's sole and exclusive remedy shall be the payment and provision by the Employer of the benefits set forth in Section 13, below. In the event that the termination of Employee's employment described in the foregoing sentence of this section (d) is effective as of a date which is less than twelve
(12) months prior to the end of the Change Term, then for purposes of Section
13, the Change Term shall be deemed to extend to that date which is twelve (12) months after the effective date of such termination of Employee's employment.

                  (e) Notwithstanding anything to the contrary contained herein, the Employer may elect to terminate the employment of Employee hereunder during the Initial Term for any reason immediately upon written notice to Employee; provided, however, that in the event of termination for a reason other than for Good Cause, Employee's sole and exclusive remedy shall be the payment of the Total Compensation set forth in Section 5, plus a sum equal to the Employer's amount of payment for Employee's medical coverage premiums at the time of termination, for a period of two (2) years from the date of such termination and if termination is for Good Cause no compensation will be due from Employer to


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Employee.

                  (f) Notwithstanding anything to the contrary contained herein, Employee may elect to terminate his employment hereunder during the Initial Term, for any reason, upon not less than one hundred eighty (180) days prior written notice to the Employer; provided however, that upon the giving of the foregoing notice, Employee shall waive all rights to receive any sums hereunder other than Base Salary as provided in Section 5 prorated to the effective date of such termination.

                  (g) If Employee's employment is terminated as provided for herein, Employee shall not be entitled to any sums other than those expressly provided for hereunder or under the terms of any employee benefit plan or other agreement to which Employee is a party or participant.

         11.      RESTRICTIVE COVENANT.

                  (a) COVENANT NOT TO COMPETE. During the Term of this Agreement, and for a period of one (1) year after termination of employment by Employer for Good Cause or such other termination for which Employee is entitled to receive Change of Control Payments, Employee will not, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, limited liability company, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded


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company):

                           (i) become employed by, participate in, or be
connected in any manner with the ownership, management, operation, or control of any bank, savings and loan or other similar financial institution if Employee's responsibilities will include providing banking or other financial services in Carroll County or Frederick County, Maryland; or

                           (ii) participate in any way in hiring or otherwise
engaging, or assist any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Employer during the one (1) year period immediately prior to the termination of Employee's employment; or

                           (iii) assist, advise, or serve in any capacity,
representative or otherwise, any third party in any action against the Employer or transaction involving the Employer; or

                           (iv) sell, offer to sell, provide banking or other
financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contracts, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Employer (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom Employee or the Employer provided banking or other financial services, sold,


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offered to sell or solicited orders, contracts or accounts for Services during the one (1) year period immediately prior to the termination of Employee's employment.

                  (b) CONFIDENTIALITY. At all times during the Term of this Agreement and after termination of this Agreement for any reason, Employee shall not divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Employer, including, but not limited to, the names and addresses of customers of the Employer, as they may have existed from time to time or of any of the Employer's prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Employer, earnings or other information concerning the Employer. The restrictions contained in this Section 11(b) apply to all information regarding the Employer, regardless of the source who provided or compiled such information.

                  (c) REMEDIES. In the event of a breach or a threatened breach by Employee of any provision of the restrictions set forth in Sections 11(a) and
(b), Employee recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Employer, and further recognizes that in such event monetary damages may be inadequate to fully protect the Employer. Accordingly, in the event of a breach or threatened breach of this Agreement, Employee consents to the Employer's entitlement to such


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EX PARTE, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Employer's rights hereunder and preventing Employee from further breaching any of his obligations set forth herein. Employee expressly waives any requirement, based on any statute, rule of procedure, or other source, that Employer post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer at law or in equity for such breach or threatened breach, including the recovery of damages from Employee. Employee expressly acknowledges and agrees that: (i) the restrictions set forth in this Section 11 are reasonable, in terms of scope, duration, geographic area, and otherwise,
(ii) the protections afforded Employer in this Section 11 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in this Section 11 will not be materially adverse to Employee's ability to obtain gainful employment comparable to Employee's employment with the Employer, and
(iv) Employee's agreement to observe such restrictions forms a material part of the consideration for this Agreement.

                  (d) OVERBREADTH OF RESTRICTIVE COVENANT. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive


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covenant to the maximum extent permitted under the law as to area, breadth and duration.

                  (e) SURVIVAL. Except as otherwise expressly set forth herein, the provisions of this Section 11 shall survive termination of this Agreement and termination of the employment of Employee.

         12.      EMPLOYEE COVENANTS.

                  (a) DISPARAGING COMMUNICATIONS. Employee shall not during the Term of this Agreement or at any time thereafter divulge, disclose or communicate to others in any manner whatsoever, information or statements which disparage or are intended to disparage the Employer and its business reputation.

                  (b) NOTIFICATION. For a period of two (2) years after the date of termination of Employee's employment, Employee shall provide immediate written notice to the Employer of each instance of ownership, employment, agency or consultancy in which Employee becomes involved, including, but not limited to, the nature and location of the services rendered and the person on whose behalf the services are rendered and Employee consents to the Employer's notification of Employee's new employer of Employee's rights and obligations under this Agreement.


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         13.      OBLIGATION OF THE EMPLOYER UPON TERMINATION DURING CHANGE
TERM.

                  If, during the Change Term the Employer shall terminate Employee's employment for reasons other than for Good Cause or Employee shall terminate his employment for Good Reason, the following provisions shall apply:

                           (a) The Employer shall calculate the aggregate of the
following amounts (the "Change of Control Payments"):

                                    (1) the sum of (i) Employee's annual Base
Salary through the date of termination to the extent not theretofore paid and
(ii) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; and

                                    (2) the amount equal to the product of (i)
the number of months remaining in the Change Term as of the date of termination divided by twelve (12) and (ii) Employee's Total Cash Compensation.

                           (b) The Employer shall pay to the Employee the Change
of Control Payments as follows:

                                    (1) One-third (1/3) of the Change of Control
Payments shall be paid to Employee in a lump sum in cash on the first (1st) day of the second (2nd) month after the date of termination.

                                    (2) The remaining balance of the Change of


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Control Payments shall be paid to Employee in equal monthly consecutive installments, without interest, with the first such payment to be made on the first (1st) day of the third (3rd) month after the date of termination and continuing on the first day of each month thereafter until the first (1st) day of the first (1st) month after the end of the Change Term.

                                    (3) Notwithstanding the terms of paragraphs
13(b)(1) and (2), above, in the event that the date of termination is less than twelve (12) months prior to the end of the Change Term, the Change of Control Payments shall be paid to Employee in full in a lump sum in cash within thirty
(30) days after the date of termination.

                  (c) For that number of months remaining in the Change Term as of the date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer shall continue health insurance, split dollar and group life insurance and disability insurance benefits (but not any automobile allowance, gasoline reimbursement or any other fringe benefit) to Employee and/or Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 6 of this Agreement if Employee's employment had not been terminated or, if more favorable to Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and their families; provided, however,


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that if Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of Employee for retiree benefits pursuant to such plans, practices, programs and policies, Employee shall be considered to have remained employed for that number of months remaining in the Change Term as of the date of termination and to have retired on the last day of such period; and

                  (d) To the extent not heretofore paid or provided, the Employer shall timely pay or provide to Employee any other amounts or benefits required to be paid or provided or which Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Employer.

                  (e) It is the intention of the Employer that no portion of the payments made or benefits provided under this Section 13, or payments to or for Employee under any other agreement or plan with the Employer, be deemed to be an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") to the extent (and only to the extent) that Section 280G of the Code shall apply to such payments. The present value of the Change of Control


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Payments and other payments and benefits under this Section 13 and any other payment to or for the benefit of Employee in the nature of compensation, receipt of which is contingent on a change of control as determined under Section 280G of the Code, and to which Section 280G of the Code applies (in the aggregate, "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount which Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Employer may pay without loss of deduction under Section 280G of the Code. The determination of the amount and present value of the Total Payments shall be made in accordance with the proposed regulations issued under Section 280G of the Code.

                  (f) In the event that Section 280G of the Code shall apply to the payments referred to in Section 13(a) and there is any dispute regarding the application of the limitation in Section 13(e) regarding the amount of such payments, the Employer shall deposit the amount in dispute into an escrow account with the Employer and give notice to Employee of the Employer's belief that there is a payment or benefit due to Employee which will result in an excess parachute payment as defined in Section 280G of the Code. Within ten (10) business days after Employee's receipt of such notice, Employee and the Employer shall obtain the opinion of legal counsel to the Employer or a mutually acceptable firm of certified public accountants, the expense of which opinion shall be paid by the Employer, which opinion need not be unqualified,


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

which sets forth the "base amount" as defined in Section 280G of the Code of Employee, (ii) the amount and present value of Total Payments, and (iii) the amount and present value of any excess parachute payments (the "Opinion"). In the event the Opinion determines that there would be an excess parachute payment, the payment under Section 13(b) hereunder and any other payment determined by such legal counsel or firm of certified public accountants to be includible in Total Payments shall be reduced or eliminated as specified by Employee in a written notice delivered to the Employer within five (5) business days after his receipt of the Opinion, or, if Employee fails to provide such written notice to the Employer, then as the Employer shall reasonably determine, so that under the bases of calculation set forth in the Opinion there will be no excess parachute payment. The provisions of this Section 13(f), including the calculations, notices and opinions provided for herein, shall be based upon the conclusive presumption that the following are reasonable: (x) the compensation and benefits provided herein and (y) any other compensation (including, but not limited to, any accrued benefits earned prior to Employee's termination of employment pursuant to the Employer's compensation programs), if payments of such compensation would have been made in the future in any event, even though the timing of such payments is triggered by a change of control as determined under Section 280G of the Code. Notwithstanding the foregoing, in the event such legal counsel or firm of certified public accountants so requests in connection with the Opinion required by this Section 13(f), Employee and the Employer shall obtain, at the Employer's expense, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by Employee, and such legal counsel or firm of certified public accounts may rely on such advice in rendering the Opinion. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this
Section 13(f) shall be of no further force and effect.

                  (g) Notwithstanding anything in Section 13 to the contrary, in the event that Employee's employment is terminated during the Change Term due to his death or Disability, no payments shall be due Employee under the provisions of this Section 13.

         14.      INSURANCE.

                  The Employer may purchase life insurance and/or disability insurance on Employee to protect its interests hereunder. All policies so purchased shall name the Employer as beneficiary. Employee shall cooperate with the Employer in obtaining such insurance, including, but not limited to, by completing such applications and documents as are required by the insurers and submitting to physical examinations, if necessary.

         15.      ENFORCEMENT OF PROVISIONS.

                  The failure of the Employer or Employee at any time to enforce any of the provisions of this Agreement, or any right with respect thereto, will in no way be construed to be a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The exercise by either party hereto of any rights under the terms or covenants herein shall not preclude or prejudice the exercising thereafter of the same or any other rights under this Agreement.

         16.      RECORDS.

                  All records pertaining to the business and customers of Employer, including but not limited to work papers, receipts, financial reports and statements, applications, statements, records of fees, billings and payment of fees and all personnel records pertaining to compensation and expenses of Employee within the scope of his employment shall at all times be the property of the Employer.

         17.      NOTICES.

                  All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an executive officer of a corporate party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section 17 of a change of address:

         If to Employer:   Eric E. Glass, Chairman of the Board
                           Taneytown Bank & Trust Company
                           c/o The Taney Corporation
                           5130 Allendale Lane
                           Taneytown, Maryland 21787

                           Donald Hull, Vice Chairman of the Board
                           Taneytown Bank & Trust Company
                           c/o Hull Company Accountants, Inc.
                           526 Baltimore Boulevard
                           Westminster, Maryland 21157

         With a copy to:   Ronald S. Schimel, Esquire
                           Miles & Stockbridge P.C.
                           Woodmere I, Suite 400
                           9881 Broken Land Parkway
                           Columbia, Maryland 21046-1153

         If to Employee:   Michael K. Walsch
                           2122 Misty Meadow Road
                           Finksburg, Maryland 21048

         18.      INVALID PROVISION.

                  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

         19.      INTERPRETATION.

                  This Agreement shall be interpreted in accordance with the laws of the State of Maryland, exclusive of its conflicts of law provisions.

         20.      MODIFICATION.

                  This Agreement may be changed, modified or amended only by an agreement in writing signed by each of the parties hereto.

         21.      HEADINGS.

                  The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         22.      ASSIGNMENT.

                  The rights and obligations of the Employer under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer. Without limiting the foregoing, the Employer may assign its rights under this Agreement to Monocacy Bancshares, Inc. or to any entity directly or indirectly controlled by Monocacy Bancshares, Inc. This Agreement being for the personal services of Employee, shall not be assignable nor delegable by him.

                  The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place.

         23.      COUNTERPARTS.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

         24.      ARBITRATION.

                  Any question or controversy arising under this Agreement shall be settled by arbitration, except any action seeking equitable relief initiated by the Employer pursuant to Section 11 or
Section 12, above, under the then existing rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding upon the parties (including an award of costs of the arbitration which shall be paid by the non-prevailing party, as determined by the arbitrator). The arbitration shall be conducted by a single arbitrator in Carroll County, Maryland.

         25.      COSTS OF BREACH.

                  The parties agree that the non-breaching party shall be entitled to all attorneys' fees, court costs and other expenses incurred by the non-breaching party as a result of any breach by the Employer or Employee of any covenant, agreement, term, condition or obligation contained in this Agreement.

         26.      WITHHOLDING FUNDS; RIGHT TO OFFSET AND APPLY PAYMENTS.

                  In the event that Employee shall owe an obligation of any type whatsoever to the Employer at any time during the Term or after termination hereof, and shall not have paid such obligation as and when the same became due and payable, Employee hereby expressly authorizes the Employer to withhold or deduct an amount equal to said obligation from any wages due to Employee from the Employer. For purposes of this provision, wages shall mean any remuneration, compensation, bonus, commission, and/or fringe benefit provided in return for services provided by Employee. In addition, notwithstanding the terms of any other agreement or obligation between the Employer and Employee, any amounts due under any agreement or obligation to Employee, including under the terms set forth herein, including wages shall first be applied and offset against any money owed by Employee to the Employer.

         27.      SURVIVAL.

                  Except as otherwise expressly set forth herein, the provisions of Sections 11, 12, 13, 16, 24, 25 and 26 of this Agreement shall survive the termination of this Agreement for any reason.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

ATTEST:                               TANEYTOWN BANK & TRUST COMPANY

                                      By:
-------------------------------          ---------------------------------------
(SEAL)

                                      Eric E. Glass, Chairman of the Board

                                      By:
-------------------------------          ---------------------------------------
(SEAL)
                                      Donald Hull, Vice Chairman of the Board

WITNESS:


-------------------------------          ---------------------------------------
                                         Michael K. Walsch



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